SCHEDULE A

              To the Amended and Restated Services Agreement dated
                            October 23, 2007, between
                    Allianz Variable Insurance Products Trust
                        and Citi Fund Services Ohio, Inc.

The Funds listed in the above named Schedule are replaced with the following:
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PORTFOLIOS
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                   List of Funds of the VIP Trust
                   -------------------------------


AZL AIM International Equity Fund
AZL BlackRock Capital Appreciation Fund
AZL BlackRock Growth Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL JPMorgan U.S. Equity Fund
AZL JPMorgan Large Cap Equity Fund
AZL Money Market Fund
AZL NACM International Fund
AZL OCC Opportunity Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund

AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL S&P 500 Index Fund
AZL Schroder Emerging Markets Equity
      Fund
AZL Schroder International Small Cap Fund
AZL Small Cap Stock Index Fund
AZL TargetPLUS Balanced Fund
AZL TargetPLUS Equity Fund
AZL TargetPLUS Moderate Fund
AZL TargetPLUS Growth Fund
AZL Turner Quantitative Small Cap Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund



                                                            Updated:  01/26/09